UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/07/2007

Hoku Scientific, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51458

Delaware	99-0351487
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1075 Opakapaka St.
Kapolei, HI 96707
(Address of principal executive offices, including zip code)

808-682-7800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Engineering, Procurement and Construction Management Contract with Stone & Webster, Inc.

On August 7, 2007, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Scientific, Inc., entered into a engineering, procurement and construction management agreement, or the EPCM Agreement, with Stone & Webster, Inc., or S&W, a subsidiary of The Shaw Group Inc., for engineering, procurement, and construction management services for the construction of a polysilicon manufacturing plant with an annual capacity of 2,000 metric tons.   Under the EPCM Agreement, S&W will provide the engineering services to complete the design and plan for construction of the polysilicon plant, along with procurement and construction management services. S&W will be paid on a time and materials basis plus a fee for its services and incentives if certain schedule and cost targets are met. The target cost for the services to be provided under the EPCM Agreement is $41.5 million, plus up to $5.0 million of additional incentives that may be payable. The incentives are based on:

*        S&W's services costing less than $41.5 million,
*        S&W achieving a total installed cost target for the project of $260 million, and
*        S&W meeting scheduled targets of:
          *         pilot test production of polysilicon in late 2008,
          *          mechanical completion by January 31, 2009, and
          *          substantial project completion by May 31, 2009.

Each of these cost and schedule targets may be adjusted if we or our other contractors cause any delays, or request changes to the work that increase the cost or time for completion, or if force majeure or adverse weather events cause any delays.

Pursuant to the EPCM Agreement, S&W is not guaranteeing that the cost or schedule targets will be met, and we are obligated to pay for S&W's services regardless of whether these targets are ultimately achieved; however, S&W is required to pay liquidated damages of up to $1 million for construction schedule delays that are directly caused by the fault of S&W.

S&W may terminate the EPCM Agreement if we, or a court or other governmental order, suspend work for more than 90 days, or if we fail to make any payment to S&W. S&W may suspend work under the EPCM Agreement upon ten days written notice if we fail to make any payment when due.   We may terminate the EPCM Agreement if S&W fails to perform its obligations or if S&W becomes insolvent or bankrupt. We may also terminate the EPCM Agreement at any time for our convenience, in which case we are obligated to pay S&W for all completed work, all work in progress and S&W's reasonable termination expenses, including amounts paid in settlement of terminated contracts with subcontractors and others.

The EPCM Agreement will be filed with Hoku Scientific's Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoku Scientific, Inc.

Date: August 09, 2007	By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer